Exhibit 99.1

Contact:
Rob Seim	Omnicell, Inc.
Chief Financial Officer	1201 Charleston Road
800-850-6664, ext. 6478	Mountain View, CA 94043
rob.seim@omnicell.com

Omnicell Announces First Quarter 2009 Results

MOUNTAIN VIEW, Calif. — April 30, 2009 — Omnicell, Inc. (NASDAQ: OMCL), a leading provider of system solutions to acute healthcare facilities, today announced results for its first quarter ended March 31, 2009.

GAAP results: Revenues for the first quarter of 2009 were $52.2 million, down $9.9 million or 15.9% from the fourth quarter of 2008, and down $9.9 million or 15.9% from the first quarter of 2008.

First quarter 2009 net loss as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $1.9 million, or ($0.06) per diluted share. This compares to net income of $3.3 million, or $0.10 per diluted share in the fourth quarter of 2008 and net income of $3.7 million, or $0.10 per diluted share in the first quarter of 2008.

Non-GAAP results: Excluding the impact on our results of recording $2.5 million in share-based compensation expense related to SFAS No. 123R and $2.5 million ($1.5 million net of tax) in restructuring charges related to a reduction in force, non-GAAP net income was $2.1 million for the first quarter of 2009, or $0.07 per diluted share. This compares to non-GAAP net income of $5.5 million or $0.17 per diluted share for the fourth quarter of 2008 and non-GAAP net income of $6.8 million or $0.19 per diluted share for the first quarter of 2008.

“I am pleased with our performance in Q1 2009,” said Omnicell President, Chairman and CEO Randall Lipps.  “Even in this challenging economy we continue to attract new customers with our focus on innovations that address medication and supply automation problems.”

Omnicell Conference Call Information

Omnicell will hold a conference call today at 1:30 p.m. PDT to discuss first quarter financial results. The conference call can be monitored by dialing 1-800-696-5518 within the U.S. or 1-706-758-4883 for all other locations. The Conference ID # is 96508596. Internet users can access the conference call at http://ir.omnicell.com/events.cfm. A replay of the call will be available today at approximately 2:30 p.m. PDT and will be available until 8:59 p.m. PDT on May 7. The replay access numbers are 1-800-642-1687 within the U.S. and 1-706-645-9291 for all other locations, conference code # 96508596.

About Omnicell

Omnicell, Inc. (NASDAQ: OMCL) is a leading provider of systems and software solutions targeting patient safety and operational efficiency in healthcare facilities. Since 1992, Omnicell has worked to enhance patient safety and allow clinicians to spend more time with their patients.

Omnicell medication-use product lines include solutions for the central pharmacy, nursing unit, operating room, and patient bedside. Solutions range from large central pharmacy “smart inventory” carousels to small handheld devices. From the point at which a medication arrives at the receiving dock to the time it is administered, Omnicell systems store it, package it, bar code it, order it, issue it, and provide information and controls on its use and reorder.

Omnicell supply product lines provide a healthcare institution with fast, effective control of costs, capture of charges for payer reimbursement, and timely reorder of supplies. Products range from high-security closed-cabinet systems and software to open-shelf and combination solutions in the nursing unit, cath lab and operating room.

Omnicell’s mission is to provide the best customer experience in healthcare, helping hospitals reduce medication errors, operate more efficiently, and decrease costs. For more information, visit www.omnicell.com.

Forward-Looking Statements

To the extent any statements contained in this release deal with information that is not historical, these statements are necessarily forward-looking. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. The risk factors are described in the Company’s Securities and Exchange Commission (SEC) filings and include, without limitation, the unfavorable general economic and market conditions, the tightening in the credit market, the continued growth and acceptance of our products and services and the continued growth of the clinical automation and workflow automation market generally, the potential of increasing competition, the ability of the company to grow product backlog, retain key personnel, cut expenses, develop new products and integrate acquired products or intellectual property in a timely and cost-effective manner, and improve sales productivity. Prospective investors are cautioned not to place undue reliance on forward-looking statements.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Our management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income, and non-GAAP earnings per diluted share.  These non-GAAP results should not be considered as an alternative to gross profit, operating expenses, net income, earnings per diluted share, or any other performance measure derived in accordance with GAAP.  We present these non-GAAP results because we consider them to be important supplemental measures of Omnicell’s performance.

Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income, non-GAAP earnings per diluted share are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period to period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operation performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a)  Stock-based compensation expense impact of SFAS No. 123R.  We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options, as required under SFAS No. 123 (revised 2004), “Share-Based Payment” (SFAS No.123R).

b) Restructuring charges (net of tax).  We incurred charges for employee severance in connection with a reduction in force in the first quarter of 2009 which aligned our cost structure with current business expectations.  These charges are not expected to be recurring and, as a non-recurring event, the financial impact is excluded from our non-GAAP results.

c) Income tax adjustments.  To provide transparency into the Company’s trends and performance, we consider the tax effect of one-time adjustments to current and deferred research and development tax credits which occurred in the fourth quarter of 2008, to be non-GAAP adjustments.

Management adjusts for the items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock option grants.

We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;

2) Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods;

3) These non-GAAP financial measures are employed by Omnicell’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting; and

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.

Set forth below are additional reasons why specific items are excluded from our non-GAAP financial measures:

i)  While share-based compensation calculated in accordance with SFAS No.123R constitutes an ongoing and recurring expense of Omnicell, it is not an expense that requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.

ii) We present our SFAS No.123R reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation, pursuant to the adoption of SFAS No.123R, are dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options.  As a result of these timing and market uncertainties the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results.  In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

     • Omnicell’s stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under SFAS No.123R.

     • Other companies, including other companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.

Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between Omnicell’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in Omnicell’s SEC filings.

OMCL -E

Omnicell, Inc.

Condensed Consolidated Statement of Operations

(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2009	2008	2008
Revenues:
Product revenues	$42,295	$51,068	$52,415
Services and other revenues	9,909	10,987	9,675
Total revenues	52,204	62,055	62,090

Cost of revenues:
Cost of product revenues	20,280	24,202	23,970
Cost of services and other revenues	6,895	6,687	5,776
Restructuring charges	1,209	—	—
Total cost of revenues	28,384	30,889	29,746

Gross profit	23,820	31,166	32,344
Operating expenses:
Research and development	3,977	4,256	4,276
Selling, general and administrative	21,499	23,152	23,207
Restructuring charges	1,315	—	—
Total operating expenses	26,791	27,408	27,483

Income (loss) from operations	(2,971)	3,758	4,861
Interest and other income, net of other expense	182	578	1,410
Income (loss) before provision for (benefit from) income taxes	(2,789)	4,336	6,271

Provision for (benefit from) income taxes	(918)	1,013	2,538
Net income (loss)	$(1,871)	$3,323	$3,733

Net income (loss) per share-basic	$(0.06)	$0.11	$0.11
Net income (loss) per share-diluted	$(0.06)	$0.10	$0.10

Weighted average shares outstanding:
Basic	31,453	31,265	34,193
Diluted	31,453	31,849	35,582

Omnicell, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2009	2008
	(unaudited)	(1)

ASSETS
Current assets:
Cash and cash equivalents	$118,853	$120,439
Accounts receivable, net	60,779	57,976
Inventories	10,834	12,957
Prepaid expenses	9,439	9,310
Deferred tax assets	14,871	14,871
Other current assets	10,636	9,434
Total current assets	225,412	224,987

Property and equipment, net	15,929	16,180
Non-current net investment in sales-type leases	9,795	10,896
Goodwill	24,982	24,982
Other intangible assets	6,142	6,706
Non-current deferred tax assets	15,650	15,889
Other assets	9,207	8,902
Total assets	$307,117	$308,542

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,888	$9,377
Accrued compensation	7,683	8,889
Accrued liabilities	11,184	10,187
Deferred service revenue	12,291	12,084
Deferred gross profit	11,652	16,648
Obligation resulting from sale of receivables	129	170
Total current liabilities	54,827	57,355

Long-term deferred service revenue	15,593	16,782
Other long-term liabilities	801	848
Total liabilities	71,221	74,985

Stockholders’ equity:
Total stockholders’ equity	235,896	233,557

Total liabilities and stockholders’ equity	$307,117	$308,542

(1)    Information derived from our December 31, 2008 audited Consolidated Financial Statements.

Omnicell, Inc.

Reconciliation of GAAP to Non-GAAP

(In thousands, except per share data, unaudited)

	Three months ended
	March 31, 2009		December 31, 2008		March 31, 2008
	Net income (loss)	Earnings (loss) per share-diluted	Net income	Earnings per share-diluted	Net income	Earnings per share-diluted
GAAP	$(1,871)	$(0.06)	$3,323	$0.10	$3,733	$0.10
Non-GAAP adjustments:
SFAS No. 123(R) adjustment (a)
Gross profit	379		283		510
Operating expenses	2,105		2,113		2,557
Restructuring cost (net of tax) (b)
Gross profit	735
Operating expenses	799
One time tax adjustment (c)			(246)
	4,018	0.13	2,150	0.07	3,067	0.09

Non-GAAP	$2,147	$0.07	$5,473	$0.17	$6,800	$0.19

(a) This adjustment reflects the accounting impact of non-cash share-based compensation expense pursuant to SFAS123R for the periods presented.

(b) This is the net of tax impact of the restructuring activities during the first quarter of 2009.

(c) This adjustment reflects the impact on the income tax provision of a one-time tax benefit related to research and development tax credits.